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Exhibit 10.12

PURCHASE AND SALE AGREEMENT

        THIS PURCHASE AND SALE AGREEMENT and all exhibits attached hereto, or to be attached hereto, and incorporated by this reference (this "Agreement") is made and entered into as of April 25, 2003, by and between CRESCENT POTOMAC YARD DEVELOPMENT, LLC, a Delaware limited liability company ("Seller"), and COMSTOCK POTOMAC YARD, L.C., a Virginia limited liability company ("Purchaser"). (Seller and Purchaser are sometimes referred to individually as a "Party" and collectively as "Parties").

Recitals

        A.    Seller is the owner of the Property (as defined below).

        B.    Seller desires to sell the Property to Purchaser, and Purchaser desires to purchase the Property from Seller, on the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Seller and Purchaser agree as follows:

ARTICLE I

DEFINITIONS

        1.1    In addition to the terms defined elsewhere in this Agreement, the terms set forth in the attached Annex A when used in this Agreement shall have the meanings set forth in that Annex.

ARTICLE II

DESCRIPTION OF THE PROPERTY AND ASSUMED LIABILITIES

        2.1    Description of the Property.    Upon and subject to the terms and conditions set forth in this Agreement, Seller shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase and accept from Seller the following property (the "Property"):

          (a)    Land.    The tract of land described as Land Bay F in Exhibit A, together with all casements and other rights and interests appurtenant thereto, including, without limitation, all entitlements and development rights appurtenant thereto including the Entitlements (collectively, the "Land");

          (b)    South Park A Easement.    An easement over the land described as South Park A Easement Area in Exhibit A, for the construction and maintenance of the South Park A Improvements (the "South Park A Easement").

          (c)    Licenses and Permits.    All right, title and interest of Seller in and to licenses, permits, consents, authorizations, approvals, variances, registrations and certificates of any Governmental Authority held by Seller and relating exclusively to the Land, which are in effect as of the Closing, to the extent that the same are transferable; and

          (d)    Intangible Property.    The nonexclusive right to use the name "Potomac Yard" in connection with and referring to the Land and improvements to be constructed thereon.

        2.2    Assumed Liabilities.    At Closing, Purchaser shall assume (i) all Liabilities created and arising with respect to the Property on or after the Closing Date, except Taxes allocable to the period of ownership of the Land prior to the Closing Date, (ii) all Liabilities with respect to the Property created and arising on or after the Closing Date, (iii) all Liabilities with respect to the Entitlements applicable to the Land, whether arising or accruing prior to or after the Closing Date, except to the extent of Seller's express obligations under this Agreement or the Development Agreement, (iv) all Liabilities arising or accruing prior to the Closing to the extent Purchaser has received a credit under Section 10.1 (but only to the extent of such Credit), and (v) all Liabilities otherwise expressly assumed by Purchaser under any other provision in this Agreement or the Closing Documents (collectively, the "Assumed Liabilities"). Any Liabilities with respect to the Property which are not "Assumed Liabilities" shall remain the obligation of Seller.

ARTICLE III

PURCHASE PRICE; EARNEST MONEY

        3.1    Purchase Price.    The purchase price for the Property is Twenty-One Million, Two Hundred Thousand and 00/100 Dollars ($21,150,000.00) (the "Purchase Price"). The Purchase Price shall be adjusted at Closing for the Prorations pursuant to Section 10.1.

        3.2    Earnest Money.

          (a)    Initial Deposit.    Seller, Purchaser and Escrow Agent have entered into the Earnest Money Escrow Agreement, dated as of the date of this Agreement (the "Earnest Money Escrow Agreement"), pursuant to which Purchaser shall, within two (2) Business Days of the Effective Date, deposit Two Hundred Eleven Thousand, Five Hundred and 00/100 Dollars ($211,500.00) (the "Initial Deposit") into escrow with Escrow Agent.

          (b)    Additional Deposit.    Prior to 5:00 p.m. (Eastern Time) on the sixtieth (60th) day after the Effective Date of this Agreement, Purchaser shall deposit an additional Eight Hundred Forty-Six Thousand and 00/100 Dollars ($846,000.00) (the "Additional Deposit") in cash or an irrevocable, unconditional letter of credit (issued by an institution and in a form reasonably acceptable to Seller) into escrow with Escrow Agent. If Purchaser fails to deposit the Additional Deposit with Escrow Agent as set forth herein, then Purchaser shall be deemed to have elected to terminate this Agreement during the Due Diligence Period, and this Agreement shall terminate without any further action by the Parties, in which case Purchaser shall direct Escrow Agent promptly after such termination to return the Initial Deposit (together with all interest earned thereon) to Purchaser, and Seller and Purchaser shall have no further rights or obligations under this Agreement, except those which expressly survive such termination.

          (c)    Investment of Earnest Money.    The Initial Deposit and the Additional Deposit (collectively, the "Earnest Money") shall be invested in accordance with the Earnest Money Escrow Agreement. All earned interest shall belong to the Purchaser.

          (d)    Disbursement of Earnest Money.    If Closing occurs under this Agreement, then at Closing, Purchaser shall either (i) direct Escrow Agent to disburse the Earnest Money to Seller, and Purchaser shall receive a credit against the Purchase Price in the amount of the Earnest Money disbursed to Seller, or (ii) pay the full Purchase Price to Escrow Agent and direct Escrow Agent to return the Earnest Money to Purchaser. If this Agreement is terminated for any reason and Closing does not occur, the Earnest Money shall be disbursed by Escrow Agent to Seller or Purchaser (as the case may be) in accordance with the terms of this Agreement.

        3.3    Payment of Purchase Price.    Purchaser shall deliver to Escrow Agent at Closing, for disbursement to Seller, by wire transfer of immediately available U.S. Federal funds, an amount equal to the Purchase Price (as adjusted for the Prorations pursuant to Section 10.1).

        3.4    Like-Kind Exchange.    Each Party acknowledges that the other Party may desire to effect a Like-Kind Exchange in connection with the sale and purchase of the Property. Each Party agrees to cooperate with the other Party in effecting the exchange; provided, however, that the exchanging Party shall be responsible for all additional costs associated with any such exchange, and provided further, that the nonexchanging Party shall not assume any additional liability with respect to any such Like-Kind Exchange. The nonexchanging Party shall execute such additional documents, at no cost to the nonexchanging Party, as shall be required to give effect to this provision.

ARTICLE IV

DUE DILIGENCE; TITLE AND SURVEYS; OTHER ACTIONS

        4.1    Due Diligence Period.    Purchaser shall have the period (the "Due Diligence Period") commencing on the Effective Date and ending at 5:00 p.m. (Eastern Time) on the sixtieth (60th) day following the Effective Date to perform Purchaser's due diligence review of the Property which Purchaser deems advisable, including, without limitation, the Entitlements, any engineering, environmental, title, survey, design, financial or legal compliance matters affecting or relating to the Property or Purchaser's proposed improvements. If Purchaser, in its sole and absolute discretion, for any reason or no reason, is not satisfied with the results of its due diligence review of the Property, Purchaser shall have the right, at its sole discretion, to terminate this Agreement by providing written notice to Seller and Escrow Agent prior to the expiration of the Due Diligence Period, in which case Purchaser shall have the unilateral right to direct Escrow Agent promptly upon its receipt of such notice of termination to return the Earnest Money (together with any interest earned thereon) to Purchaser, and neither Seller nor Purchaser shall have any further rights or obligations under this Agreement, except those that expressly survive such termination.

        4.2    Due Diligence Inspections.    During the Due Diligence Period, and thereafter during the term of this Agreement if Purchaser does not terminate this Agreement during the Due Diligence Period, Purchaser, through its employees, agents and representatives ("Purchaser's Inspectors"), shall have the right to:

          (a)    perform such examinations, tests, investigations and studies of the Property (the "Inspections") as Purchaser reasonably deems advisable, in accordance with the terms of this Section 4.2, and Seller shall provide access to the Property at all reasonable hours for Purchaser's Inspectors to perform the Inspections; and

          (b)    meet with land planners, engineers and other similar agents and consultants engaged from time to time by Seller to perform services relating to the Property and with officials of Arlington and other Governmental Authorities concerning the proposed development of the Property (the "Planning Meetings").

        Purchaser's right to make Inspections and participate in Planning Meetings shall be subject to (i) Purchaser's obligation to provide Seller with notice (which notice, for these purposes, may be given either by telephone, facsimile or by electronic mail) at least one (1) Business Day in advance of each of the Inspections and Planning Meetings (other than unscheduled meetings occurring in good faith and not for purposes of avoiding the intent of this notice provision), and (ii) Seller's right to have one or more of its employees, agents or representatives accompany Purchaser's representatives.

        Purchaser shall not, without Seller's written approval, submit to any Governmental Authority a request for interpretation of the Entitlements that would be binding upon Seller and its successors in interest as owners of any portion of the property subject to the PDSP.

        Seller hereby acknowledges that the Inspections may include drilling, coring or other invasive testing of the Property, if, and only if, Purchaser is given (a) written notice at least three (3) Business Days in advance of each such test, (b) the opportunity to take and compare contemporaneous "split samples" corresponding to those taken by or for Purchaser (with any testing of such samples performed by or on behalf of Seller to be at Seller's sole cost and expense), and (c) Purchaser shall have obtained, and provided evidence of same to Seller, liability insurance covering Purchaser, its agents and employees, in an amount of at least $1,000,000 and naming Seller as an additional insured, with respect to the activities to be undertaken by Purchaser on the Land. Following the completion of any Inspections by Purchaser or Purchaser's Inspectors, Purchaser shall restore the areas of such Inspections to substantially the same condition as existed immediately prior to the Inspections.

        4.3    Seller's Due Diligence Materials.    Seller has made or shall make available to Purchaser written or electronic copies of the materials identified in Schedule 4.3, the Title Commitment identified in Schedule 4.6(a) (including copies of all instruments listed as exceptions in Schedule B of the Title Commitment) and the Survey identified in Schedule 4.6(b). Within five (5) days after receiving a request from Purchaser, Seller shall make available to Purchaser for review and copying, at its expense, in Seller's offices in Arlington, Virginia, any additional, unprivileged documents specified by Purchaser that (a) relate to the Property and (b) are within Seller's possession. Purchaser agrees to acknowledge in writing, upon Seller's request, the receipt of any due diligence documents delivered by Seller to Purchaser. (All documents and materials provided to Purchaser pursuant to this Agreement, including, without limitation, each of the documents identified in the first sentence of this Section 4.3, are referred to collectively herein as the "Seller Due Diligence Materials").

        4.4    Purchaser's Due Diligence Reports.    If requested by Seller in writing not later than sixty (60) days after termination of this Agreement, Purchaser shall provide a copy to Seller of all environmental and geotechnical studies, reports, and assessments prepared by any third-party for or on behalf of Purchaser (other than any internal studies, reports and assessments prepared by any of the employees, attorneys or accountants of Purchaser or Affiliates of Purchaser) in connection with the Inspections (the "Purchaser Due Diligence Reports"), which Purchaser Due Diligence Reports shall be delivered without representation or warranty of any nature and with the understanding that Seller may not rely on such Purchaser Due Diligence Reports without the prior consent of the party(ies) preparing such Purchaser Due Diligence Reports.

        4.5    Indemnification.    Purchaser shall indemnify and hold Seller harmless against and from all Losses incurred by Seller by reason of (i) damage to the Property, or (ii) personal injury on the Property, or (iii) mechanics liens or materialmen's liens, in each case resulting from Purchaser's conduct of the Inspections. The indemnifications set forth in this Section 4.5 survive Closing or any termination of this Agreement for a period of one (1) year following the date of Closing or termination of this Agreement; provided, however, that to the extent that any claims or actions have arisen during that one (1) year period which result from the Inspections and Seller notifies Purchaser of same prior to the expiration of the one (1) year period, Purchaser's indemnification obligations shall survive with respect to such claims and/or actions which have arisen during said one (1) year period until such claims and/or actions have either been dismissed or are finally adjudicated, settled or otherwise resolved.

        4.6    Title and Survey.

          (a)    Title Commitment.    Purchaser shall receive the commitment (the "Title Commitment") identified in Schedule 4.6(a) for an ALTA owner's title insurance policy from the Title Company for the Land, together with a copy of all documents referenced therein obtained from the Title Company within three (3) Business Days of the Effective Date of this Agreement.

          (b)    Survey.    Purchaser acknowledges receipt of the survey of the Land identified in Schedule 4.6(b) (the "Survey").

          (c)    Identification of Title Objections.    If (i) the Title Commitment discloses any liens, encumbrances or exceptions to title (the "Title Exceptions") which are not acceptable to Purchaser, or (ii) the Survey discloses any encroachments by improvements on adjoining properties onto or over the Land or other matters shown on the Survey adversely affecting Seller's ownership or use of the Land (the "Survey Defects") which are not acceptable to Purchaser, Purchaser shall, within forty-five (45) days following the Effective Date, give Seller written Notice of Purchaser's objections (the "Notice of Title Objections"). Seller shall, within seven (7) days following its receipt of the Notice of Title Objections, give written notice to Purchaser (the "Seller's Title Response"), specifying which Title Exceptions and Survey Defects in the Notice of Title Objections Seller intends to cure; provided, however, that Seller shall be required to cure at or prior to Closing (i) all mortgages, deeds of trust or other security interests for any financing encumbering the Property, or any portion thereof, (ii) real estate taxes and assessments which would be delinquent if unpaid at Closing; provided, however, that if any real estate taxes and assessments are payable in installments, such obligation shall apply only to the extent such installments would be delinquent if unpaid at Closing, and (iii) any other Title Exceptions objected to by Purchaser in the Notice of Title Objections which may be removed in accordance with their terms by payment of liquidated amounts which, in the aggregate, do not exceed Twenty-Five Thousand and 00/100 Dollars ($25,000.00) (items described in (i), (ii) and (iii) being the "Mandatory Cure Items"). If Seller's Title Response is unacceptable to Purchaser, Purchaser's sole and exclusive remedy shall be to terminate this Agreement by written notice to Seller prior to the expiration of the Due Diligence Period, in which event the Earnest Money (including all interest accrued thereon) shall be returned to Purchaser and the Parties shall have no further obligations to each other hereunder, except for those obligations which expressly survive a termination of this Agreement.

          (d)    Permitted Exceptions.    Unless Purchaser terminates this Agreement prior to the expiration of the Due Diligence Period, Purchaser shall be deemed to have waived any Title Exceptions or Survey Defects (other than Mandatory Cure Items) existing as of the effective date of the Title Commitment which are either (i) not specified in the Notice of Title Objections or (ii) not specified in the Seller's Title Response as matters that Seller intends to cure in response to the Notice of Title Objections (collectively, the "Permitted Exceptions"). All Title Exceptions and Survey Defects that are not Permitted Exceptions and not otherwise accepted by Purchaser in writing are referred to as "Unpermitted Exceptions." Except as expressly provided in this Agreement or the Exhibits hereto, Seller shall not cause the creation of any new Title Exception or Survey Defect between the effective date of the Title Commitment and the Closing Date (each a "New Title Matter"), except with Purchaser's written approval.

          (e)    Removal of Unpermitted Exceptions.    Seller shall not be obligated to cure any Unpermitted Exceptions other than the Mandatory Cure Items and those Title Exceptions and Survey Defects that Seller has, in the Seller's Title Response, agreed to cure. Seller may by notice to Purchaser extend the scheduled Closing or the Outside Closing Date for up to thirty (30) days to allow additional time to cure a New Title Matter which is an Unpermitted Exception.

          (f)    Master Declaration.    On or before the Closing Date, Seller shall execute and record in the land records of Arlington a Declaration of Covenants, Conditions and Restrictions (the "Master Declaration") in substantially the form attached as Exhibit E, which will benefit and burden all of the land known as the Arlington "South Tract" which includes the Land. The Master Declaration shall be an additional Permitted Exception.

ARTICLE V

SELLER'S REPRESENTATIONS AND WARRANTIES

        5.1    Seller's Representations and Warranties.    To induce Purchaser to enter into this Agreement and to consummate the transaction contemplated herein, Seller hereby makes the representations and warranties in this Section 5.1 upon which Purchaser is entitled to rely, subject to the limitations set forth in Sections 5.2, 5.3, 5.4 and 5.5.

          (a)    Organization and Power.    Seller is a duly formed, validly existing limited liability company, in good standing under the laws of the State of Delaware, and is qualified to do business in the Commonwealth of Virginia, and has all requisite power and authority to own the Property as currently owned.

          (b)    Authority and Binding Obligation.    (i) Seller has full power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed and delivered by Seller under this Agreement, and to perform all obligations arising under this Agreement and such other documents, (ii) the execution by the undersigned on behalf of Seller, and the delivery and performance of this Agreement by Seller has been duly and validly authorized by all necessary action on the part of Seller, and (iii) each of this Agreement and the Closing Documents to be executed and delivered by Seller, and such other documents now or hereafter to be executed and delivered by Seller under this Agreement, when executed and delivered, will constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with its terms.

          (c)    Consents and Approvals; No Conflicts.    No filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for the consummation by Seller of the transaction contemplated in this Agreement, and neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transaction contemplated in this Agreement, nor compliance by Seller with any of the terms of this Agreement will: (i) violate any provision of Seller's organizational or governing documents; (ii) violate any Applicable Law to which Seller is subject; or (iii) result in a violation or breach of, or constitute a default under, any contract, agreement or other instrument or obligation to which Seller is a party or by which any of Seller's properties are subject.

          (d)    Condemnation.    Seller has not received any written notice of any pending condemnation or other proceedings in eminent domain against Seller or the Property, and to Seller's Knowledge, no such condemnation or eminent domain proceedings are currently threatened against Seller or the Property or any portion thereof.

          (e)    Compliance with Applicable Law.    Seller has not received any written notice of a violation of any Applicable Law with respect to the Property which has not been cured or dismissed, and to Seller's Knowledge, no such violation of any Applicable Law exists.

          (f)    Litigation.    Seller has not (i) been served with any court filing in any litigation with respect to the Property, or (ii) received written notice of any charge or complaint from any Governmental Authority or other Person pursuant to, or threatening the commencement of, any judicial, administrative, arbitration or similar adjudicatory proceeding with respect to the Property which has not been settled or dismissed. To Seller's Knowledge, there is no litigation, governmental proceeding, judgment, action, suit, cause of action, claim or condemnation proceeding pending or threatened against or related to the Property or any portion thereof, or Seller with respect to the Property or any portion thereof which would be binding upon the Property or Purchaser after the Closing Date.

          (g)    Environmental Matters.    To Seller's Knowledge, Schedule 4.3 (listing Seller Due Diligence Materials) includes an accurate and complete list of all environmental and geotechnical assessments, reports and studies relating to the Land prepared by or for Seller or its immediate predecessor in title since May, 1993, and Seller has made available to Purchaser for its review true and complete copies of the same as requested by Purchaser. Seller has not received any written notice from any Governmental Authority or other Person of any Environmental Claims or violation of any Environmental Laws with respect to the Property which has not been cured or dismissed.

          (h)    Finders and Investment Brokers.    Seller has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in such other capacity for or on behalf of Seller in connection with the transaction contemplated by this Agreement in a manner which would entitle such Person to any fee or commission in connection with this Agreement or the transaction contemplated in this Agreement.

          (i)    Foreign Person.    Seller is a "United States person" (as defined in Section 7701(a)(30)(B) or (C) of the Code) for the purposes of the provisions of Section 1445(a) of the Code.

          (j)    Bankruptcy.    Seller has not filed a petition in bankruptcy or for reorganization pursuant to the Federal Bankruptcy Code or any similar Federal, state or municipal law, or been adjudicated a bankrupt, or consented to the appointment of a receiver or receivers of all or any substantial portion of its assets. To Seller's Knowledge, no creditor of Seller or any other person has filed a petition in bankruptcy against Seller or for reorganization of Seller pursuant to the Federal Bankruptcy Code or any similar Federal, state or municipal law. Seller has not been declared insolvent by any Federal or state regulatory agency.

          (k)    No Other Agreements To Sell.    Seller is not bound by and has not made or entered into any other agreement to sell the Property to any other person or entity which remains in effect on the date of this Agreement.

        5.2    Limitation on Seller's Representations and Warranties.    PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, (1) THE PURCHASE OF THE PROPERTY SHALL BE ON AN "AS IS," "WHERE IS," "WITH ALL FAULTS BASIS," SUBJECT TO REASONABLE WEAR AND TEAR FROM THE DATE OF THIS AGREEMENT UNTIL CLOSING, AND (II) NEITHER SELLER NOR ANY OF ITS AFFILIATES, NOR ANY OF THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, PARTNERS, TRUSTEES, DIRECTORS, OFFICERS, MANAGERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, CONSULTANTS, AGENTS OR REPRESENTATIVES, NOR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING, HAVE MADE ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH RESPECT TO THE PROPERTY OR ANY PORTION OR ASPECT THEREOF, WRITTEN OR ORAL, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANT ABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY REPRESENTATION OR WARRANTY AS TO (A) THE CONDITION, QUANTITY, QUALITY, USE, OCCUPANCY OR OPERATION OF THE PROPERTY OR ANY PORTION OR ASPECT THEREOF, (B) THE PAST, PRESENT OR FUTURE REVENUES OR EXPENSES WITH RESPECT TO THE PROPERTY OR ANY PORTION OR ASPECT THEREOF, (C) THE COMPLIANCE OF THE PROPERTY OR ANY PORTION OR ASPECT THEREOF, OR THE OPERATION THEREOF, WITH ANY ZONING REQUIREMENTS, BUILDING CODES OR OTHER APPLICABLE LAW, OR (D) THE ACCURACY OF ANY ENVIRONMENTAL REPORTS OR OTHER INFORMATION SET FORTH IN MATERIALS PROVIDED TO PURCHASER BY OR THROUGH SELLER.

        PURCHASER ACKNOWLEDGES AND AGREES THAT PURCHASER (I) HAS OR SHALL HAVE HAD THE OPPORTUNITY TO CONDUCT ALL DUE DILIGENCE INSPECTIONS OF THE PROPERTY, INCLUDING REVIEWING ALL DUE DILIGENCE DOCUMENTS AND MATERIALS AND OBTAINING ALL INFORMATION WHICH IT DEEMS NECESSARY TO MAKE AN INFORMED DECISION AS TO WHETHER IT SHOULD PROCEED WITH MAKING THE ADDITIONAL DEPOSIT AND PROCEED WITH THE PURCHASE OF THE PROPERTY AS OF THE CLOSING; (II) IS OR WILL BE RELYING ONLY ON ITS DUE DILIGENCE INSPECTIONS OF THE PROPERTY AND ON THE REPRESENTATIONS, WARRANTIES AND COVENANTS EXPRESSLY MADE BY SELLER IN THIS AGREEMENT AND IN THE AGREEMENTS TO BE ENTERED INTO BY THE PARTIES PURSUANT TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE CLOSING DOCUMENTS AND ON

PURCHASER'S INSPECTIONS OF THE SELLER DUE DILIGENCE MATERIALS DURING THE DUE DILIGENCE PERIOD FOR THE PURPOSES OF DEPOSITING THE ADDITIONAL DEPOSIT, AND AS OF THE CLOSING FOR THE PURPOSES OF PURCHASING THE PROPERTY; AND (III) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES AND COVENANTS OF SELLER SET FORTH IN THIS AGREEMENT AND IN THE AGREEMENTS TO BE ENTERED INTO BY THE PARTIES PURSUANT TO THIS AGREEMENT, IS NOT AND WILL NOT BE RELYING ON ANY OTHER STATEMENT MADE OR INFORMATION PROVIDED TO PURCHASER BY SELLER OR ANY OF ITS AFFILIATES, OR ANY OF THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, PARTNERS, TRUSTEES, DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, CONSULTANTS, AGENTS OR REPRESENTATIVES, OR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING.

        5.3    Amendment to Schedules.    Notwithstanding anything to the contrary in this Agreement, Seller shall have the right to amend and supplement the schedules to this Agreement from time to time to the extent that (i) any schedules need to be amended or supplemented to maintain the truth and accuracy of the applicable representation or warranty or the information disclosed therein, and (ii) Seller did not have Knowledge as of the date of this Agreement of the matter being disclosed in such amendment or supplement, by providing a written copy of such amendment or supplement to Purchaser. If Seller amends or supplements any schedules pursuant to this Section 5.3 after the expiration of the Due Diligence Period (such amendment or supplement is referred to as a "Post-Due Diligence Schedule"), then for the purposes of determining whether the Purchaser Closing Condition in Section 8.2 has been satisfied, the representations and warranties of Seller shall not be qualified by the schedules as amended as of the expiration of the Due Diligence Period, and Purchaser may rely on the information disclosed in any Post-Due Diligence Schedule to establish that a Purchaser Closing Condition has not been satisfied, if the matter disclosed in such Post-Due Diligence Schedule would cause Seller's representations and warranties to be untrue or incorrect in any material respect. If Seller delivers any Post-Due Diligence Schedule(s) and Purchaser proceeds to Closing notwithstanding the delivery of any Post-Due Diligence Schedules to Purchaser, the representations and warranties of Seller shall be qualified by all Post-Due Diligence Schedules for the purposes of limiting the defense and indemnification obligations of Seller for the inaccuracy or untruth of any representation or warranty as qualified by a Post-Due Diligence Schedule.

        5.4    Seller's Knowledge of Breach.    If Seller obtains actual knowledge (without any duty of inquiry) that any of its representations and warranties set forth in Section 5.1 are or become untrue or incorrect in any respect, Seller shall promptly notify Purchaser in writing of same. If the representation and warranty was untrue at the time that it was made, then Seller shall take all necessary actions to cure the underlying circumstances that give rise to the representation and warranty being untrue or incorrect in some respect. From and after the Effective Date until Closing or termination of this Agreement, Seller shall not take or fail to take, or cause another party to take or fail to take, any action which would result in any of the representations and warranties made by Seller set forth in this Agreement not being true and correct in all material respects as of the Closing Date.

        5.5    Effect of Purchaser's Knowledge.    If Purchaser has Knowledge prior to Closing of a breach of any representation or warranty made by Seller in this Agreement and Purchaser nevertheless elects to close this transaction, such representation or warranty by Seller with respect to such matter shall be deemed to be modified to reflect such Purchaser's Knowledge, and Purchaser shall have no indemnification claims or other rights or remedies against Seller with respect thereto.

ARTICLE VI

PURCHASER'S REPRESENTATIONS AND WARRANTIES

        6.1    Representations and Warranties.    To induce Seller to enter into this Agreement and to consummate the transaction contemplated hereby, Purchaser hereby makes the representations and warranties in this Section 6.1 upon which Purchaser acknowledges and agrees that Seller is entitled to rely, subject to the limitation in Section 6.2.

          (a)    Organization and Power.    Purchaser is a duly organized and validly existing limited liability company under the laws of the Commonwealth of Virginia, and Purchaser has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as contemplated under this Agreement.

          (b)    Authority and Binding Obligation.    (i) Purchaser has full power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed and delivered by Purchaser under this Agreement, and to perform all obligations arising under this Agreement and such other documents, (ii) the execution by the undersigned on behalf of Purchaser, and the delivery and performance of this Agreement by Purchaser has been duly and validly authorized by all necessary action on the part of Purchaser, and (iii) each of this Agreement and the Closing Documents to be executed and delivered by Purchaser, and such other documents now or hereafter to be executed and delivered by Purchaser under this Agreement, when executed and delivered, will constitute the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with its terms.

          (c)    Consents and Approvals; No Conflicts.    (i) No filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for the consummation by Purchaser of the transaction contemplated in this Agreement, and (ii) neither the execution and delivery of this Agreement by Purchaser, nor the consummation by Purchaser of the transaction contemplated in this Agreement, nor compliance by Purchaser with any of the terms of this Agreement will: (A) violate any provision of the organizational or governing documents of Purchaser; (B) violate any Applicable Law to which Purchaser is subject; or (C) result in a violation or breach of or constitute a default under any contract, agreement or other instrument or obligation to which Purchaser is a party or by which any of Purchaser's properties are subject.

          (d)    Finders and Investment Brokers.    Purchaser has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in such other capacity for or on behalf of Purchaser in connection with the transaction contemplated by this Agreement in any manner which would entitle such Person to any fee or commission in connection with this Agreement or the transaction contemplated in this Agreement.

        6.2    Effect of Seller's Knowledge.    If Seller has Knowledge prior to Closing of a breach of any representation or warranty made by Purchaser in this Agreement and Seller nevertheless elects to close this transaction, such representation or warranty by Purchaser with respect to such matter shall be deemed to be modified to reflect such Seller's Knowledge, and Seller shall have no indemnification claims or rights or remedies against Purchaser with respect thereto.

ARTICLE VII

COVENANTS

        7.1    Operation of the Property Prior to Closing.    From the Effective Date until the Closing Date or earlier termination of this Agreement, Seller shall not, without Purchaser's prior written consent (which shall not be unreasonably withheld, conditioned or delayed), make any material physical changes to the

Land, except as may be necessary or appropriate (a) to comply with Seller's obligations or to satisfy conditions under the Entitlements, Licenses and Permits or Applicable Law or (b) to make infrastructure improvements or to prepare the Land for the improvements contemplated under the Entitlements.

        7.2    Site Plan Submittal.    Purchaser, with cooperation from Seller, shall diligently pursue and prepare all necessary applications and plans and shall endeavor to file a preliminary site plan by May 30, 2003, and, subject to obtaining necessary authorization from Arlington to do so, a final site plan by June 13, 2003, each in accordance with Arlington Administrative Regulation 4.1 (collectively, the "4.1 Site Plan") for development of the Land in accordance with the PDSP and other Applicable Law. Purchaser shall use commercially reasonable efforts to obtain a Final Site Plan by the County Board of Arlington as soon as possible. At least ten (10) Business Days before submitting its initial version or any amended version of the 4.1 Site Plan to Arlington, Purchaser shall a deliver a copy of the proposed submittal to Seller. Seller shall have the right, at its expense, to review and approve the proposed submittal, which approval shall not be unreasonably withheld, delayed or conditioned. Seller shall respond to the proposed submittal (by approving, disapproving or approving subject to modification) within ten (10) Business Days after Seller receives the same. If the proposed submittal is disapproved or approved subject to modification, Seller shall contemporaneously state with reasonable particularity the reasons or bases for its action. The limitations set forth in Section 4.2 shall apply to any Planning Meetings whether occurring during or after the Due Diligence Period. No provision in this Agreement and no approval by Seller of any proposed submittal shall relieve Purchaser of its obligation to comply with the obligations under the Entitlements and to obtain all necessary Governmental Approvals applicable to improvements constructed pursuant to the Final Site Plan. Arlington's approval of a Final Site Plan is not a condition precedent to Purchaser's obligation to close its purchase of the Property.

        7.3    Further Assurances.    Subject to the terms of this Agreement, Seller and Purchaser shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transaction contemplated in this Agreement, including, without limitation, (i) obtaining all necessary consents, approvals and authorizations required to be obtained from any Governmental Authority or other Person under this Agreement or Applicable Law, and (ii) effecting all registrations, notifications, and filings required under this Agreement or Applicable Law.

ARTICLE VIII

CONDITIONS PRECEDENT

        8.1    Conditions Precedent to the Obligations of Seller and Purchaser.    The respective obligations of Seller and Purchaser to close the transaction contemplated under this Agreement are subject to the satisfaction, at or prior to Closing, of the following conditions precedent (the "Mutual Closing Conditions"):

          (a)    Adverse Proceedings.    No preliminary or permanent injunction or other order, decree or ruling shall have been issued by a court of competent jurisdiction or by any Governmental Authority and no Applicable Law shall have been enacted or announced which would make illegal or invalid or otherwise prevent the consummation of the transaction contemplated under this Agreement or significantly delay the commencement or prosecution of the Infrastructure Improvements;

          (b)    New Obligations Imposed.    In connection with the approval of plans submitted by one Party under this Agreement and as conditions of their approval, neither Arlington nor any other Governmental Authority shall have imposed new obligations or conditions (not previously expressed in the Entitlements or otherwise identified by the Parties) on the other Party that are unduly burdensome in the reasonable judgment of such other Party.

          (c)    Negotiation of Exhibits.    During the Due Diligence Period, the Parties shall have negotiated, finalized and initialed the form of the documents to be added as Exhibits C, E, F, G and H to this Agreement.

        8.2    Additional Conditions Precedent to the Obligations of Purchaser.    Purchaser's obligation to close the transaction contemplated under this Agreement is also subject to the satisfaction at or prior to Closing of the following conditions precedent (the "Purchaser Closing Conditions"):

          (a)    Seller's Deliveries.    Seller shall have delivered to Purchaser or deposited with Escrow Agent in the Closing Escrow for the benefit of Purchaser, all of the Closing Documents and other items set forth in Section 9.3.

          (b)    Representations and Warranties.    The representations and warranties made by Seller in this Agreement shall be true and correct in all material respects as of the Closing Date.

          (c)    Title Policy.    The Title Company shall have committed to issue an owner's title insurance policy to Purchaser (which may be in the form of a mark-up of the Title Commitment) in accordance with the Title Commitment, insuring Purchaser's fee simple interest in the Land as of the Closing Date, with gap coverage from the Closing through the date of recording, subject only to the Permitted Exceptions (the "Title Policy").

          (d)    Covenants and Obligations.    Seller shall not be in breach or default of its covenants and other obligations under this Agreement in any material respect.

          (e)    Declaration of Restriction.    Seller shall be ready, willing and able to record a Declaration of Restriction, enforceable by Purchaser, in substantially the form attached as Exhibit H, prohibiting the use of Land Bay D and Land Bay E for the sale of residential units, whether as condominium, cooperative, or townhouse units. The Declaration of Restriction shall continue in effect until the earlier of (i) the date on which all residential units constructed on Land Bay F have been substantially completed, sold and conveyed, or (ii) December 31, 2008.

          (f)    Commencement of Infrastructure Improvements.    Seller shall have commenced and thereafter prosecuted with due diligence construction of the infrastructure improvements substantially as shown on the Infrastructure Plan in accordance with necessary approvals and permits issued by Arlington and other Governmental Authorities.

          (g)    Environmental Site Liability Insurance.    Seller shall be ready, willing and able at Closing to add Purchaser and any guarantor(s) under a loan for the Property as an additional named insured on Seller's environmental site liability insurance policy issued by one of the Chubb Group of Insurance Companies subject to an allocation of limits acceptable to Seller and Purchaser (to be determined during the Due Diligence Period), the existence and terms of which policy shall be kept confidential by Purchaser, except for disclosure required by court order or disclosure to any Person on a "need-to-know" basis, such as Purchaser's members, directors, officers, employees, attorneys, consultants and lenders who shall, in turn, be obligated to maintain such confidentiality.

        The Purchaser Closing Conditions are for the benefit of Purchaser, and Purchaser shall have the right to waive any of the Purchaser Closing Conditions at or prior to Closing.

        8.3    Additional Conditions Precedent to Seller's Obligations.    Seller's obligation to close the transactions contemplated under this Agreement is subject to the satisfaction at or prior to Closing of the following conditions precedent (the "Seller Closing Conditions" ):

          (a)    Purchaser's Deliveries.    Purchaser shall have delivered to Seller or deposited with Escrow Agent in the Closing Escrow for the benefit of Seller, all of the Closing Documents and other items set forth in Section 9.4.

          (b)    Representations and Warranties.    The representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects as of the Closing Date (unless such representation or warranty is made expressly as of another date).

          (c)    Covenants and Obligations.    Purchaser shall not be in breach or default of its covenants and other obligations under this Agreement in any material respect.

        The Seller Closing Conditions are for the benefit of Seller, and Seller shall have the right to waive any of the Seller Closing Conditions at or prior to Closing.

        8.4    Frustration of Closing Conditions.    Neither Seller nor Purchaser may rely on the failure of the Seller Closing Conditions or Purchaser Closing Conditions, respectively, to excuse the performance of its obligations under this Agreement if such failure was caused by its failure to act in good faith or to use its commercially reasonable efforts to cause the Closing to occur.

        8.5    Failure of Purchaser Closing Condition.    If a Purchaser Closing Condition Failure or Mutual Closing Condition Failure shall exist at the time of Closing stipulated in this Agreement (including any permitted extensions of the Closing), then Purchaser, as its sole and exclusive remedy for such Failure (but without waiving any remedies available to Purchaser under this Agreement if such Failure was the result of a default by Seller), may elect to:

          (a)   terminate this Agreement, in which case, the Escrow Agent, upon demand from Purchaser, shall refund the Earnest Money (together with all interest earned thereon) to Purchaser, and Seller and Purchaser shall have no further rights or obligations under this Agreement, except those which expressly survive such termination; or

          (b)   proceed to Closing without any reduction in or setoff against the Purchase Price, in which case Purchaser shall be deemed to have waived such Purchaser Closing Condition Failure or Mutual Condition Failure; or

          (c)   in the event of a Purchaser Closing Condition Failure set forth in Section 8.2, Purchaser shall be entitled to delay the Closing day for day until such condition is satisfied or until such time as it may be reasonably concluded that the condition cannot be satisfied despite Seller's commercially reasonable efforts to do so, and in no event shall Purchaser's election hereunder be deemed a waiver of its right to exercise its rights under Section 8.5(a) hereof.

        8.6    Failure of Seller Closing Condition.    If a Seller Closing Condition Failure or Mutual Closing Condition shall exist at the time for Closing stipulated in this Agreement, then Seller, as its sole and exclusive remedy for such Failure (but without waiving any remedies available to Seller under this Agreement if such Failure was the result of a default by Purchaser), may elect to:

          (a)   terminate this Agreement, in which case, the Escrow Agent, upon demand from Purchaser, shall refund the Earnest Money (together with all interest earned thereon) to Purchaser, and Seller and Purchaser shall have no further rights or obligations under this Agreement, except those which expressly survive such termination; or

          (b)   proceed to Closing without any change in the Purchase Price, in which case Seller shall be deemed to have waived such Seller Closing Condition Failure or Mutual Closing Condition.

ARTICLE IX

CLOSING

        9.1    Closing Date.    Unless otherwise agreed in writing by Seller and Purchaser, the closing of the transaction contemplated under this Agreement (the "Closing") shall occur on the earlier of (i) thirty (30) days after Arlington approval of the Final Site Plan for the Land pursuant to the Entitlements or (ii) December 15, 2003 (the "Outside Closing Date"). The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

        9.2    Closing Escrow.    Closing shall be effected through an escrow arrangement with the Escrow Agent (the "Closing Escrow") in which, on or prior to the Closing Date, Seller and Purchaser shall enter into a closing escrow agreement with the Escrow Agent with respect to the Closing Escrow in form and substance reasonably acceptable to Seller, Purchaser and the Escrow Agent (the "Closing Escrow Agreement"), pursuant to which (i) all of the documents required to be delivered by Seller and Purchaser pursuant to this Agreement (the "Closing Documents") shall be deposited with Escrow Agent; (ii) the Purchase Price to be paid by Purchaser shall be deposited with Escrow Agent, and (iii) at Closing, the Purchase Price shall be disbursed to Seller and the Closing Documents shall be delivered to Seller and Purchaser (as the case may be) pursuant to the Closing Escrow Agreement.

        9.3    Seller's Deliveries.    At the Closing, Seller shall deliver or cause to be delivered to Purchaser or deposited with Escrow Agent in the Closing Escrow for the benefit of Purchaser all of the documents and other items set forth in this Section 9.3, each of which shall have been duly executed and (if required) acknowledged by Seller, as follows:

          (a)    Deed.    A special warranty deed substantially in the form of Exhibit B, conveying the Land to Purchaser or Purchaser's assignees as permitted pursuant to Section 14.3, subject only to the Permitted Exceptions (the "Deed");

          (b)    Development Agreement.    A development agreement substantially in the form of Exhibit C (the "Development Agreement");

          (c)    Assignment and Assumption.    A General Assignment and Assumption substantially in the form of Exhibit D with respect to the Property described in Sections 2.1(b) and (c);

          (d)    Deed of Easement.    A deed of casement substantially in the form of Exhibit F, granting the South Park A Easement to Purchaser or Purchaser's assignees as permitted pursuant to Section 14.3, subject only to the Permitted Exceptions (the "Deed of Easement");

          (e)    Infrastructure Escrow Agreement.    An Infrastructure Escrow Agreement substantially in the form of Exhibit G given as security for the performance of Seller's infrastructure completion obligations under the Development Agreement (the "Infrastructure Escrow Agreement");

          (f)    Declaration of Restriction.    A Declaration of Restriction, ready for recordation in the land records of the applicable Governmental Authority, substantially in the form of Exhibit H, satisfying the condition set forth in Section 8.2(e).

          (g)    Title Company Documents.    Such agreements, affidavits or other documents as may be reasonably required by the Title Company from the Seller to issue the Title Policy;

          (h)    FIRPTA Affidavit.    A FIRPTA affidavit in the form set forth in the regulations under Sections 897 and 1445 of the Code;

          (i)    Settlement Statement.    The Settlement Statement prepared pursuant to Section 10.2; and

          (j)    Closing Certificate.    A certificate confirming the effectiveness of Seller's representations and warranties set forth in Article V of this Agreement.

          (k)    Environmental Insurance.    An endorsement adding Purchaser to Seller's environmental site liability insurance policy, together with a true and complete copy of the policy and an instrument allocating coverage limits to Purchaser.

        9.4    Purchaser's Deliveries.    At the Closing, Purchaser shall deliver or cause to be delivered to Seller or deposited with Escrow Agent in the Closing Escrow for the benefit of Seller all of the documents and other items set forth in this Section 9.4, each of which shall have been duly executed and (if required) acknowledged by Purchaser, as follows:

          (a)    Purchase Price.    The Purchase Price due and payable by Purchaser pursuant to Section 3.3.

          (b)    Disbursement Letter.    A letter of direction to Escrow Agent directing Escrow Agent to disburse the Earnest Money to Seller upon Closing.

          (c)    Other Documents.    A counterpart of each of the documents and instruments to be delivered by Seller under Section 9.3 which require execution by Purchaser; and

          (d)    Closing Certificate.    A certificate confirming the effectiveness of Purchaser's representations and warranties set forth in Article VI of this Agreement.

        9.5    Possession.    Seller shall deliver possession of the Property to Purchaser upon the Closing, subject to the Permitted Exceptions.

ARTICLE X

PRORATIONS; TRANSACTION COSTS

        10.1    Prorations.    The items of revenue and expense with respect to the Property set forth in this Section 10.1 shall be prorated between Seller and Purchaser (the "Prorations") as of 11:59 p.m. on the day preceding the Closing Date, or such other time expressly provided in this Section 10.1 (the "Cut-Off Time"), so that the Closing Date is a day of income and expense for Purchaser.

          (a)    Taxes.    All Taxes shall be prorated as of the Cut-Off Time between Purchaser and Seller. If the amount of any such Taxes is not ascertainable on the Closing Date, the proration for such Taxes shall be based on the most recent available bill; provided, however, that after the Closing, Seller and Purchaser shall reprorate the Taxes based on the actual bill(s) for the relevant tax period(s) when issued. Upon receipt of the actual bill(s) for the relevant taxable period(s), Purchaser shall prepare a reproration statement showing the proration amount paid at Closing for the tax period(s) in question and the revised amount payable for such tax period(s) based on the actual bill(s) therefor (a "Reproration Statement"). Purchaser shall use commercially reasonable efforts to cause the Reproration Statement for the tax period(s) in question to be prepared and delivered to Seller not later than thirty (30) days after receipt by Purchaser of the actual tax bill(s) for the relevant tax period(s) in question, and if such Reproration Statement shows a balance due to Seller, Purchaser shall pay such amount to Seller within such period. If the Reproration Statement shows a balance due to Purchaser, Seller shall pay such amount to Purchaser no later than thirty (30) days after receipt of the Reproration Statement.

          (b)    Other Adjustments and Prorations.    All other items of income and expense as are customarily adjusted or prorated upon the sale and purchase of a property similar to the Property shall be adjusted and prorated between Seller and Purchaser as of the Cut-Off Time between Seller and Purchaser.

        10.2    Settlement Statement.    Seller and Purchaser jointly shall prepare prior to Closing a settlement statement (the "Settlement Statement") which shall set forth Seller's and Purchaser's best estimate of the amounts of the items to be adjusted and prorated under this Agreement and the closing costs to be paid by the Parties pursuant to Section 10.3. The Settlement Statement shall be approved and executed by Seller and Purchaser, and such adjustments and prorations shall be final with respect to the items set forth in the Settlement Statement, except to the extent any such items shall be reprorated after the Closing, as expressly set forth in Section 10.1.

        10.3    Closing Costs.    In addition to the other fees, costs and expenses to be paid by Seller or Purchaser set forth elsewhere in this Agreement, Seller and Purchaser shall be responsible for the following additional costs relating to the transaction set forth in this Agreement:

          (a)    Seller's Costs.    Seller shall pay for the following costs: (i) one-half (1/2) of the fees and expenses for the Escrow Agent; (ii) the fees and expenses for obtaining the Title Commitment (iii) the fees and expenses of removing any Unpermitted Exceptions as provided in Section 4.6(e), including, without limitation, the costs for the preparation of all releases to evidence such removal and the costs of recordation of the release documents; (iv) the Virginia Grantor's Tax payable upon recordation of the Deed; (v) any fees for the preparation of the Deed; (v) the fees and expenses for the existing Survey (as identified in Schedule 4.6(b)); and (vii) the fees and expenses for its attorneys, accountants and other consultants.

          (b)    Purchaser's Costs.    Purchaser shall pay for the following costs: (i) the fees and expenses for the Inspections; (ii) the fees and expenses for obtaining the Title Policy issued to Purchaser, including all endorsements thereto; (iii) the fees and expenses for any update of or revision to the Survey; (iv) all recordation taxes (including taxes referred to as state and local Grantee Taxes, but excluding the Grantor's Tax) applicable to the recordation of the Deed; (v) one-half (1/2) of the fees and expenses for the Escrow Agent, (vi) the fees and expenses of its attorneys, accountants and other consultants.

          (c)    Other Closing Costs.    All other fees, costs and expenses not expressly addressed in this Section 10.3 or elsewhere in this Agreement shall be allocated between Seller and Purchaser in accordance with applicable local custom for similar transactions.

ARTICLE XI

DEFAULT; TERMINATION

        11.1    Purchaser's Pre-Closing Default.    If (i) Purchaser shall be in default of any of its obligations hereunder in any material respect, or (ii) the Mutual Closing Conditions and all Purchaser Closing Conditions have been satisfied, and Purchaser fails to close on the acquisition of the Property (a "Purchaser Default"), then Seller may terminate this Agreement and the Earnest Money shall be paid to Seller as its sole and exclusive remedy as agreed and liquidated damages for such Purchaser Default, whereupon Seller and Purchaser shall have no further rights or obligations under this Agreement, except those which expressly survive such termination. It is hereby agreed that Seller's damages in the event of a default by Purchaser hereunder are uncertain and impossible to ascertain, and that the Earnest Money constitutes a reasonable liquidation of such damages and is intended not as a penalty, but as full liquidated damages. Seller covenants not to bring any action or suit, whether legal or equitable, against Purchaser for additional damages or other redress in the event of Purchaser's default hereunder, and Purchaser covenants not to bring any action or suit challenging the amount of liquidated damages provided hereunder in the event of such Purchaser Default. Notwithstanding the foregoing, Seller shall not have the right to exercise the foregoing remedy unless Seller has provided written notice to Purchaser specifying in reasonable detail the nature of such Purchaser Default, and Purchaser has not cured such Purchaser Default within fifteen (15) Business Days after Seller's delivery of such notice to Purchaser (the "Purchaser Cure Period"), in which case the Closing Date shall be postponed until the date which is fifteen (15) Business Days after Seller's delivery of such notice to Purchaser.

        11.2    Seller's Pre-Closing Default.    If (i) Seller shall fail or refuse to make settlement hereunder as herein required, or (ii) any representation or warranty made by Seller herein shall be untrue or misleading in any material respect, or (iii) Seller shall otherwise be in default in the performance of its obligations hereunder in any material respect (each, a "Seller Default"), Purchaser shall have the right to (A) terminate this Agreement and receive a return of its Earnest Money and all interest accrued thereon, and Purchaser shall be entitled to seek actual damages (and not speculative, consequential or punitive damages) against Seller for out-of-pocket costs incurred by Purchaser in connection with this Agreement, its investigations and studies, all legal, accounting, engineering, architectural services and other professional services rendered to Purchaser in connection with Purchaser's acquisition and intended development of the Property (not to exceed $250,000.00), or (B) seek and obtain equitable relief to enforce the terms and conditions of this Agreement either through a decree for specific performance or an injunction. Notwithstanding the foregoing, Purchaser shall not have the right to exercise the remedy under clause (A) unless Purchaser has provided written notice to Seller specifying in reasonable detail the nature of such Seller Default, and Seller has not cured such Seller Default within fifteen (15) Business Days after Purchaser's delivery of such notice to Seller (the "Seller Cure Period").

ARTICLE XII

CONDEMNATION

        12.1    Material Condemnation.    In the event of any actual condemnation or taking, or the delivery of any written notice of any threatened condemnation or taking pursuant to the power of eminent domain, affecting all or any portion of the Land (a "Condemnation"), Seller shall give written notice of such Condemnation to Purchaser as soon as possible after Seller receives notice of such Condemnation. If the Condemnation would result in a loss in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00) in the value of the Land or the inability to develop the Land as contemplated under the Development Guidelines (in either case, a "Material Condemnation"), then Purchaser shall have the right, in its sole discretion, to (A) terminate this Agreement, in which case Seller shall direct Escrow Agent promptly upon such termination to refund the Earnest Money to Purchaser, and Seller and Purchaser shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (B) proceed to Closing, without terminating this Agreement, in which case Seller shall assign to Purchaser all of Seller's right, title and interest in all proceeds and awards from such Condemnation. Purchaser shall make an election under this Section 12.1 by giving written notice to Seller within ten (10) Business Days after Seller's delivery to Purchaser of written notice of such Condemnation. If Purchaser fails to make an election under Section 12.1 within such time period, Purchaser shall be conclusively deemed to have elected to proceed to Closing pursuant to clause (B) of Section 12.1. If the Closing is scheduled to occur within Purchaser's ten (10) Business Day election period, the Closing Date shall be postponed until the date which is five (5) Business Days after the expiration of such ten (10) Business Day election period.

        12.2    Nonmaterial Condemnation.    In the event of any Condemnation of any Land other than a Material Condemnation, Purchaser shall not have the right to terminate this Agreement, but shall proceed to Closing, in which case Seller shall assign to Purchaser all of Seller's right, title and interest in all proceeds and awards from such Condemnation.

ARTICLE XIII

INDEMNIFICATION; SURVIVAL

        13.1    Indemnification by Seller.    Subject to the limitations set forth in Sections 5.2, 5.3, 5.4, 5.5, 13.3 and 13.4, Seller shall indemnify and hold harmless the Purchaser Indemnitees from and against any Losses incurred (i) after the Closing to the extent resulting from (a) any material inaccuracy or untruth of any representations or warranties made by Seller in this Agreement or (b) the material breach by Seller of any of its covenants or obligations under this Agreement which expressly survive the Closing, or any Liabilities not assumed by Purchaser hereunder, or (ii) after the termination of this Agreement to the extent resulting from the breach by Seller of any of its covenants or obligations under this Agreement which expressly survive such termination.

        13.2    Indemnification by Purchaser.    Subject to the limitations set forth in Sections 6.2, 13.3 and 13.4, Purchaser shall indemnify and hold harmless the Seller Indemnitees from and against any Losses incurred (i) after the Closing to the extent resulting from (a) any material inaccuracy or breach of any representations or warranties made by Purchaser in this Agreement, (b) the material breach of any of its covenants or obligations under this Agreement which expressly survive the closing, or (c) any Assumed Liabilities, or (ii) after the termination of this Agreement to the extent resulting from the breach by Purchaser of any of its covenants or obligations under this Agreement which expressly survive such termination.

        13.3    Limitations on Indemnification Obligations.

          (a)    Survival.    Notwithstanding anything to the contrary in this Agreement, an Indemnitee which is seeking defense or indemnification for a breach of (i) any representations or warranties shall be entitled to defense or indemnification for such breach only if the Indemnitee has given written notice to the Indemnitor in accordance with Section 13.4(a) prior to the expiration of the applicable Survival Period as set forth in Section 13.5, and (ii) any covenants, liabilities or obligations shall be entitled to defense of indemnification for such breach only if such covenants, liabilities or obligations survive the termination of this Agreement or the Closing (as the case may be) as set forth in Section 13.5.

          (b)    Indemnification Limit.    Notwithstanding anything to the contrary in this Agreement, the Losses recoverable from Seller by Purchaser Indemnitees or from Purchaser by Seller Indemnitees under this Agreement shall not exceed an amount equal to Earnest Money (the "Indemnification Cap Amount").

        13.4    Indemnification Procedure.

          (a)    Notice of Indemnification Claim.    If any of the Seller Indemnitees or Purchaser Indemnitees (each, an "Indemnitee") is entitled to defense or indemnification under any express provision in this Agreement (each, an "Indemnification Claim"), the Party required to provide defense and/or indemnification to such Indemnitee (the "Indemnitor") shall not be obligated to defend, indemnify and hold harmless such Indemnitee unless and until such Indemnitee shall have provided written notice to such Indemnitor promptly after such Indemnitee has actual knowledge of the facts or circumstances or Third-Party Claim on which such Indemnification Claim is based, describing in reasonable detail such facts and circumstances or Third-Party Claim with respect to such Indemnification Claim.

          (b)    Resolution of Indemnification Claim Not Involving Third-Party Claim.    If the Indemnification Claim does not involve a Third-Party Claim and is disputed by the Indemnitor, the dispute shall be resolved by litigation or other means as the Parties otherwise may agree in writing.

          (c)    Resolution of Indemnification Claim Involving Third-Party Claim.    If the Indemnification Claim involves a Third-Party Claim, the Indemnitor shall have the right (but not the obligation) to assume the defense of such Third-Party Claim, at its cost and expense, and shall use good faith efforts consistent with prudent business judgment to defend such Third-Party Claim, provided that (i) the counsel for the Indemnitor who shall conduct the defense of the Third-Party Claim shall be reasonably satisfactory to the Indemnitee (unless selected by Indemnitor's insurance company), (ii) the Indemnitee, at its cost and expense, may participate in, but shall not control, the defense of such Third-Party Claim, and (iii) without the Indemnitee's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, the Indemnitor shall not enter into any settlement or other agreement which requires any performance by the Indemnitee, other than the payment of money which shall be paid by the Indemnitor. The Indemnitor shall notify the Indemnitee, within five (5) days after the Indemnitor is notified of the Third-Party Claim, if the Indemnitor elects to assume the defense of the Third-Party Claim. If the Indemnitor fails to notify the Indemnitee as provided in the foregoing sentence, then the Indemnitor shall be deemed to have elected not to assume the defense of the Third-Party Claim. If the Indemnitor elects to assume the defense of the Third-Party Claim, then the Indemnitor shall use due diligence to resolve the Third-Party Claim in an expeditious manner. The Indemnitee shall not enter into any settlement agreement with respect to the Third-Party Claim, without the Indemnitor's prior written consent, which consent may be withheld in Indemnitor's sole discretion; provided that the Indemnitor has elected to assume the defense of the Third-Party Claim and diligently pursues a resolution of such Third-Party Claim. If the Indemnitor elects not to assume the defense of such Third-Party Claim (or is deemed to have elected not to assume the defense of the Third-Party Claim), the Indemnitee shall have the right to retain the defense of such Third-Party Claim, at the cost of the Indemnitor, and shall use good faith efforts consistent with prudent business judgment to defend such Third-Party Claim in an effective and cost-efficient manner, and shall have the right to enter into a settlement agreement with respect to the Third-Party Claim.

          (d)    Accrual of Indemnification Obligation.    Notwithstanding anything to the contrary in this Agreement, an Indemnitee shall have no right to indemnification against an Indemnitor for any Indemnification Claim which (i) does not involve a Third-Party Claim and is disputed by Indemnitor until such time as such dispute is resolved by written agreement or other means as the Parties otherwise may agree in writing, or by litigation, or (ii) which involves a Third-Party Claim until such time as such Third-Party Claim is concluded, including any appeals with respect thereto.

          (e)    Release of Seller for Environmental Liability.    NOTWITHSTANDING ANY INDEMNIFICATION OBLIGATION OF SELLER UNDER THIS AGREEMENT, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, PURCHASER DOES HEREBY FOREVER RELEASE AND DISCHARGE THE SELLER INDEMNITEES FROM ANY AND ALL ENVIRONMENTAL CLAIMS AND ENVIRONMENTAL LIABILITIES, WHETHER NOW KNOWN OR UNKNOWN TO PURCHASER; PROVIDED, HOWEVER, THAT SUCH RELEASE AND DISCHARGE SHALL NOT APPLY TO ANY INDEMNIFICATION OBLIGATION OF SELLER TO THE EXTENT RESULTING FROM A BREACH OF SELLER'S REPRESENTATION OR WARRANTY SET FORTH IN SECTION 5.l(g).

        13.5    Survival.

          (a)    Survival of Representations and Warranties.    The representations and warranties of Seller in Article V shall survive the Closing for a period commencing on the Closing Date and expiring at 5:00 p.m. (Eastern Time) on the date which is the first (1st) anniversary of the Closing Date (the period any representation or warranty survives termination or the Closing as set forth in this Section 13.5(a) is referred to herein as the "Survival Period").

          (b)    Survival of Covenants.    The covenants, obligations and liabilities of the Parties set forth in Sections 4.4, 4.5 (for the period set forth therein) 5.2, 7.2, 10.1(a), 10.3, Article XI, Article XIII, Article XIV (except for Section 14.3) shall survive Closing under this Agreement.

          (c)    Survival of Definitions.    Any terms defined in this Agreement or the Annex to this Agreement shall also survive Closing or termination of this Agreement.

ARTICLE XIV

MISCELLANEOUS

        14.1    Notices.

          (a)    Method of Delivery.    All notices, requests, demands and other communications (each, a "Notice") required to be provided to the other Party pursuant to this Agreement shall be in writing and shall be delivered (i) in person, (ii) by certified U.S. mail, with postage prepaid and return receipt requested, (iii) by overnight courier service, or (iv) by facsimile transmittal, with a verification copy sent on the same day by any of the methods set forth in clauses (i), (ii) and (iii), to the other Party to this Agreement at the following address or facsimile number [or to such other address or facsimile number as Seller or Purchaser may designate from time to time pursuant to Section 14.1(c)]:

  If to Seller:

  Crescent Potomac Yard Development, LLC
  2805 S. Crystal Drive
  Arlington, Virginia 22202
  Attn: Daniel B. Kohlhepp, President
  Facsimile No.: (703) 416-4442

  With a copies to:

  Crescent Resources, LLC (courtesy copy only)
  400 S. Church Street, Suite 1300
  Charlotte, North Carolina 28202
  Attn: Arthur W. Fields, President
  Facsimile No.: (704) 382-6385

  Robinson, Bradshaw & Hinson, P.A.
  101 N. Tryon Street, Suite 1900
  Charlotte, North Carolina 28246
  Attn: Robert C. Sink, Esq.
  Facsimile No.: (704) 373-3926

  If to Purchaser:

  Comstock Potomac Yard, L.C.
  c/o Comstock Homes, Inc.
  11465 Sunset Hills Road, Suite 510
  Reston, Virginia 20190
  Attn: Christopher Clemente
  Facsimile No.: (703) 760-1520

  With a copy to:

  Joseph E. Bankert, Esq.
  Bankert & Associates, P.C.
  3025 Hamaker Court, Suite 501
  Fairfax, Virginia 22031
  Attn: Jeb Bankert
  Facsimile: (703) 876-4628

          (b)    Receipt of Notices.    All Notices sent by Seller or Purchaser (or their respective counsel pursuant to Section 14.1) under this Agreement shall be deemed to have been received by the Party to whom such Notice is sent upon (i) delivery to the address or facsimile number of the recipient Party, provided that such delivery is made prior to 5:00 p.m. (local time for the recipient Party) on a Business Day, otherwise the following Business Day, or (ii) the attempted delivery of such Notice if (A) such recipient Party refuses delivery of such Notice, or (B) such recipient Party is no longer at such address or facsimile number, and such recipient Party failed to provide the sending Party with its current address or facsimile number pursuant to Section 14.1(c).

          (c)    Change of Address.    Seller and Purchaser and their respective counsel shall have the right to change their respective address and/or facsimile number for the purposes of this Section 14.1 by providing a Notice of such change in address and/or facsimile as required under this Section 14.1.

        14.2    Time of Essence.    Time is of the essence of this Agreement; provided, however, that notwithstanding anything to the contrary in this Agreement, if the time period for the performance of any covenant or obligation, satisfaction of any condition or delivery of any notice or item required under this Agreement shall expire on a day other than a Business Day, such time period shall be extended automatically to the next Business Day.

        14.3    Assignment.    Except to consummate a permitted Like-Kind Exchange, Purchaser shall not assign this Agreement or any interest therein to any Person, without the prior written consent of Seller, which consent may be withheld in Seller's sole discretion. Notwithstanding the foregoing, Purchaser shall have the right to designate any Affiliate as its nominee to receive title to the Property, or assign all of its right, title and interest in (but not its liabilities or obligations under) this Agreement to any Affiliate, by providing written notice to Seller no later than ten (10) days prior to the Closing; provided, however, that Purchaser shall not be released from any of its liabilities and obligations under this Agreement by reason of such designation or assignment, and such designation or assignment shall not be effective until Purchaser has provided Seller with a fully executed copy of such designation or assignment and assumption instrument, which shall (i) provide that such designee or assignee shall be jointly and severally liable for all liabilities and obligations of Purchaser under this Agreement, (ii) provide that Purchaser and its designee or assignee agree to pay any additional transfer tax as a result of such designation or assignment, (iii) include a representation and warranty in favor of Seller that all representations and warranties made by Purchaser in this Agreement are true and correct with respect to such designee or assignee as of the date of such designation or assignment, and will be true and correct as of the Closing, and (iv) otherwise be in form and substance reasonably satisfactory to Seller.

        14.4    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and permitted assigns.

        14.5    Third-Party Beneficiaries.    This Agreement shall not confer any rights or remedies on any Person other than (i) the Parties and their respective successors and permitted assigns, and (ii) any Indemnitee to the extent such Indernnitee is expressly granted certain rights of defense and indemnification in this Agreement.

        14.6    Governing Law.    This Agreement shall be governed by the laws of the Commonwealth of Virginia, without giving effect to any principles regarding conflict of laws.

        14.7    Rules of Construction.    The following rules shall apply to the construction and interpretation of this Agreement:

          (a)    Singular and Plural.    Singular words shall connote the plural as well as the singular, and plural words shall connote the singular as well as the plural, and the masculine shall include the feminine and the neuter.

          (b)    Section References.    All references in this Agreement to particular articles, sections, subsections or clauses (whether in upper or lower case) are references to articles, sections, subsections or clauses of this Agreement. All references in this Agreement to particular exhibits or schedules (whether in upper or lower case) are references to the exhibits and schedules attached to this Agreement, unless otherwise expressly stated or clearly apparent from the context of such reference.

          (c)    Headings.    The headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

          (d)    Specific Terms.

              (i)  The terms hereby, hereof, hereto, herein, hereunder and any similar terms shall refer to this Agreement, and not solely to the provision in which such term is used.

             (ii)  The terms include, including and similar terms shall be construed as if followed by the phrase without limitation.

            (iii)  The term sole discretion with respect to any determination to be made by a Party under this Agreement shall mean the sole and absolute discretion of such Party, without regard to any standard of reasonableness or other standard by which the determination of such Party might be challenged.

        14.8    Severability.    If any term or provision of this Agreement is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions of this Agreement, or the validity or enforceability of such affected terms or provisions at any other time or in any other jurisdiction.

        14.9    Jurisdiction; Venue.    Any litigation or other court proceeding with respect to any matter arising from or in connection with this Agreement shall be conducted in the courts of record in Arlington County, Virginia, or the United States District Court for the Eastern District of Virginia, and Seller and Purchaser hereby submit to jurisdiction and consent to venue in such courts.

        14.10    Waiver of Trial by Jury.    Seller and Purchaser hereby waive their right to a trial by jury in any litigation or other court proceeding by either party against the other party with respect to any matter arising from or in connection with this Agreement.

        14.11    Prevailing Party.    If any litigation or other court action, arbitration or similar adjudicatory proceeding is sought, taken, instituted or brought by Seller or Purchaser to enforce its rights under this Agreement, all fees, costs and expenses, including, without limitation, reasonable attorneys fees and court costs, of the prevailing Party in such action, suit or proceeding shall be borne by the Party against whose interest the judgment or decision is rendered.

        14.12    Exhibits and Schedules.    All exhibits and schedules (as amended and supplemented from time to time pursuant to Section 5.3) referred to in this Agreement are incorporated herein by such reference and made a part of this Agreement. Any matter disclosed in any schedule to this Agreement shall be deemed to be incorporated in all other schedules to this Agreement.

        14.13    Entire Agreement.    This Agreement sets forth the entire understanding and agreement of the Parties hereto and shall supersede any other agreements and understandings (written or oral) between Seller and Purchaser on or prior to the date of this Agreement with respect to the transaction contemplated in this Agreement.

        14.14    Amendments to Agreement.    No amendment, supplement or other modification to any terms of this Agreement (other than amendments, supplements and other modifications to the schedules made by Seller pursuant to Section 5.3), or termination of this Agreement shall be valid unless in writing and executed and delivered by Seller and Purchaser, other than a termination that is expressly permitted to be effected by a Party in this Agreement which shall be executed and delivered only by the Party who has the right to terminate this Agreement.

        14.15    Facsimile; Counterparts.    Seller and Purchaser may deliver executed signature pages to this Agreement by facsimile transmission to the other Party, which facsimile copy shall be deemed to be an original executed signature page; provided, however, that such Party shall deliver an original signature page to the other Party promptly thereafter. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties had signed the same signature page.

[Signatures begin on following page]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SELLER
CRESCENT POTOMAC YARD DEVELOPMENT, LLC, a Delaware limited liability company
By:	/s/ DANIEL B. KOHLHEPP Daniel B. Kohlhepp President
PURCHASER
COMSTOCK POTOMAC YARD, L.C.
By:	COMSTOCK HOLDING COMPANY, INC., Manager
	By:	/s/ CHRISTOPHER CLEMENTE
		Name:	Christopher Clemente
		Title:	Chief Executive Officer

ANNEX A

        "4.1 Site Plan" has the meaning set forth in Section 7.2.

        "Additional Deposit" has the meaning set forth in Section 3.2(b).

        "Affiliate" means, with respect to the Person in question, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such Person. For the purposes of this definition, the term "control" and its derivations means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question, whether by the ownership of voting securities, contract or otherwise. Persons who are investors in an entity who may own more than fifty percent (50%) of the equity interests in such entity, but are not employees, agents, or entities which control or under common control with such entity, shall not be deemed to be Affiliates of such entity for purposes of this Agreement.

        "Arlington" means Arlington County, Virginia, acting through its Board of Commissioners or its designated officials, as applicable.

        "Applicable Law" means all statutes, laws, common law, rules, regulations, ordinances, codes or other legal requirements of any Governmental Authority, Board of Fire Underwriters and similar quasi-governmental agencies or entities, and any judgment, injunction, order, directive, decree or other judicial or regulatory requirement of any court or Governmental Authority of competent jurisdiction affecting or relating to the Person or property in question.

        "Assumed Liabilities" has the meaning set forth in Section 2.2.

        "Business Day" means any day other than Saturday, Sunday, any federal legal holiday, or any day on which banking institutions in Arlington County, Virginia, are obligated or authorized by law to close for the normal conduct of banking business.

        "Closing" has the meaning set forth in Section 9.1.

        "Closing Date" has the meaning set forth in Section 9.1.

        "Closing Documents" has the meaning set forth in Section 9.2.

        "Closing Escrow" has the meaning set forth in Section 9.2.

        "Closing Escrow Agreement" has the meaning set forth in Section 9.2.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations, rulings and guidance issued by the Internal Revenue Service.

        "Condemnation" has the meaning set forth in Section 12.1.

        "Cut-Off Time" has the meaning set forth in Section 10.1.

        "Declaration of Restriction" has the meaning set forth in Section 9.3(f).

        "Deed" has the meaning set forth in Section 9.3(a).

        "Deed of Easement" has the meaning set forth in Section 9.3(b).

        "Development Agreement" means the agreement described in Section 9.3(c) which is to be executed and delivered at Closing by Seller and Purchaser, in the form attached as Exhibit C.

        "Due Diligence Period" has the meaning set forth in Section 4.1.

        "Earnest Money" means, at the time in question, the amounts then deposited with Escrow Agent in respect of the Initial Deposit and the Additional Deposit, together with all interest and any other amounts earned thereon.

        "Earnest Money Escrow Agreement" has the meaning set forth in Section 3.2(a).

        "Effective Date" means the date on which this Agreement has been executed and delivered by both Parties, which date shall be inserted in the introduction to this Agreement.

        "Entitlements" means the entitlements, permitted land uses, and development rights and obligations arising under the documentation for the "South Tract" of Potomac Yard, as created, adopted, approved or amended by the County Board of Arlington on October 21, 2000, consisting of: (i) the General Land Use Plan, as amended by Amendments GP-269-00-1, (ii) the Phased Development Site Plan (PDSP) pursuant to Application SP #346, (iii) the PDSP Conditions, (iv) the Potomac Yard Design Guidelines dated and submitted October 3, 2000, as revised November 14, 2001 (the Design Guidelines), (v) the Master Transportation Plan—Part 1, (vi) the Arlington Bicycle Transportation Plan, (vii) the Arlington County Pedestrian Transportation Plan, (viii) the Master Transit Plan, (ix) the Arlington Zoning Ordinance, as amended pursuant to Zoning Application Z-2472-00-1, (x) the Transportation and Land Use Plan dated September 1, 2000, and (xi) the Chesapeake Bay Preservation Ordinance.

        "Environmental Claims" means all claims for remediation, reimbursement, contribution, personal injury, property damage or damage to natural resources made by any Governmental Authority or other Person arising from or in connection with the presence or release of any Hazardous Substances over, on, in, under or from the Property, or the violation of any Environmental Laws with respect to the Property.

        "Environmental Laws" means any Applicable Laws which regulate (i) Hazardous Substances, pollution, contamination, radiation, water, soil, sediment, air or other environmental media, or (ii) an actual or potential spill, leak, emission, discharge, release or disposal of any Hazardous Substances or other hazardous materials or substances or waste into water, soil, sediment, air or any other environmental media, including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601 et seq. ("CERCLA" ), (ii) the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. ("RCRA"), (iii) the Federal Water Pollution Control Act, 33 U.S.C. § 2601 et seq., (iv) the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., (v) the Clean Water Act, 33 U.S.C. § 1251 et seq., (vi) the Clean Air Act, 42 U.S.C. § 7401 et seq., (vii) the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., and similar state and local Applicable Law, as amended from time to time, and all regulations, rules and guidance issued pursuant thereto.

        "Environmental Liabilities" means all Liabilities imposed on the Person in question pursuant to any Environmental Laws, including, without limitation, any (i) obligations to manage, control, contain, remove, remediate, respond to, clean up or abate any actual or potential release of Hazardous Substances into any water, soil, sediment, air or other environmental media, whether or not located on the Land and whether or not arising from the operations or activities with respect to the Property, and (ii) liabilities or obligations with respect to the manufacture, generation, formulation, processing, use, treatment, handling, storage, disposal, distribution or transportation of any Hazardous Substances.

        "Escrow Agent" means Chicago Title Insurance Company, a Missouri corporation, through its national underwriting office at 830 East Main Street, 16th Floor, Richmond, Virginia 23219.

        "Final Site Plan" means the final unappealable approval of a final site plan or 4.1 Site Plan by the County Board of Arlington as either of those terms is used in the PDSP Conditions and the Arlington Zoning Ordinance.

        "Governmental Authority" means any federal, state or local government or political subdivision thereof, including, without limitation, any agency or entity exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.

2

        "Hazardous Substances" means any hazardous or toxic substances, materials or waste, whether solid, semisolid, liquid or gaseous, including, without limitation, asbestos, polychlorinated biphenyls, petroleum or petroleum by-products and any other material or substance which is defined as a "hazardous substance", "hazardous waste", "toxic waste" or "toxic substance" under any Environmental Laws.

        "Indemnification Cap Amount" has the meaning set forth in Section 13.3(b).

        "Indemnification Claim" has the meaning set forth in Section 13.4(a).

        "Indemnitee" has the meaning set forth in Section 13.4(a).

        "Indemnitor" has the meaning set forth in Section 13.4(a).

        "Infrastructure Escrow Agreement" has the meaning set forth in Section 9.3(e).

        "Infrastructure Plan" means the infrastructure plan captioned "                        " prepared by christopher consultants, ltd., dated                         , 2003, as the same may be revised to obtain necessary approvals from Arlington and other Governmental Authorities.

        "Initial Deposit" has the meaning set forth in Section 3.2(a).

        "Inspections" has the meaning set forth in Section 4.2(a).

        "Knowledge" means (i) with respect to Seller, (A) the actual knowledge of Daniel B. Kohlhepp, Loran M. Adams, Arthur W. Fields, Fred A. Byers and Henry C. Lomax, Jr., and expressly excluding the knowledge of any other member, director, officer, manager, employee, agent or representative of Seller or any of its Affiliates, (B) any matter disclosed in any exhibits or schedules to this Agreement, (C) any matter disclosed in any Seller Due Diligence Materials, and (ii) with respect to Purchaser, (A) the actual knowledge of Christopher Clemente and William P. Bensten, and expressly excluding the knowledge of any other member, director, officer, manager, employee, agent or representative of Purchaser, its members, or any of Affiliates of Purchaser or its members, (B) any matter disclosed in any exhibits or schedules to this Agreement, (C) any matter disclosed in any Seller Due Diligence Materials or in any other documents or materials provided by Seller to Purchaser prior to the expiration of the Due Diligence Period, and (D) any matter disclosed in the Purchaser Due Diligence Reports or by the Inspections.

        "Land" has the meaning set forth in Section 2.1(a).

        "Land Bay F" means the tract of land described as such in Exhibit A and designated as "Landbay F Residential" on the survey exhibit dated January 24, 2003, prepared by christopher consultants, ltd., containing approximately 4.8309 acres.

        "Liabilities" means, with respect to the Person in question, any liability, obligation, damage, loss, diminution in value, cost or expense of any kind or nature whatsoever, whether known or unknown, foreseen or unforeseen, actual or contingent, which is incurred by such Person.

        "Like-Kind Exchange" means a transaction which is intended to qualify as a tax-deferred exchange under Section 1031 of the Code.

        "Losses" means, with respect to the Person in question, any actual liability, damage (but expressly excluding any consequential and punitive damages), loss, cost or expense, including, without limitation, reasonable attorneys fees and expenses and court costs, incurred by such Person, as a result of the act, omission or occurrence in question.

        "Mandatory Cure Items" has the meaning set forth in Section 4.6(c).

        "Master Declaration" has the meaning set forth in Section 4.6(f).

3

        "Material Condemnation" has the meaning set forth in Section 12.1.

        "Mutual Closing Condition" has the meaning set forth in Section 8.1.

        "Mutual Closing Condition Failure" means the failure for any reason of one or more of the Mutual Closing Conditions to have been satisfied at Closing.

        "New Title Matter" has the meaning set forth in Section 4.6(d).

        "Notice" has the meaning set forth in Section 14.1(a).

        "Notice of Title Objections" has the meaning set forth in Section 4.6(c).

        "Outside Closing Date" has the meaning set forth in Section 9.1.

        "PDSF" means the phased development site plan for the "South Tract" of Potomac Yard in Arlington, Virginia, forming a part of the Entitlements.

        "PDSP Conditions" means the conditions imposed by Arlington as part of the PDSP forming a part of the Entitlements.

        "Permitted Exceptions" has the meaning set forth in Section 4.6(d).

        "Planning Meetings" has the meaning set forth in Section 4.2(b).

        "Person" means any natural person, corporation, general or limited partnership, limited liability company, association, joint venture, trust, estate, Governmental Authority or other legal entity, in each case whether in its own or a representative capacity.

        "Property" has the meaning set forth in Section 2.1.

        "Prorations" has the meaning set forth in Section 10.1.

        "Purchase Price" has the meaning set forth in Section 3.1.

        "Purchaser Closing Condition Failure" means the failure for any reason of one or more of the Purchaser Closing Conditions to have been satisfied at Closing.

        "Purchaser Closing Conditions" has the meaning set forth in Section 8.2.

        "Purchaser Cure Period" has the meaning set forth in Section 11.1.

        "Purchaser Default" has the meaning set forth in Section 11.1.

        "Purchaser Due Diligence Reports" has the meaning set forth in Section 4.4.

        "Purchaser Indemnitees" means Purchaser and its Affiliates, and each of their respective shareholders, managers, members, partners, trustees, beneficiaries, directors, officers, employees, attorneys, accountants, consultants, and agents, and the successors, assigns, legal representatives, heirs, devisees and donees of each of the foregoing.

        "Purchaser's Inspectors" has the meaning set forth in Section 4.2.

        "Reproration Statement" has the meaning set forth in Section 10.1(a).

        "Seller Closing Conditions" has the meaning set forth in Section 8.3.

        "Seller Closing Condition Failure" means the failure for any reason of one or more of the Seller Closing Conditions to have been satisfied at Closing.

        "Seller Cure Period" has the meaning set forth in Section 11.2.

        "Seller Default" has the meaning set forth in Section 11.2.

4

        "Seller Due Diligence Materials" has the meaning set forth in Section 4.3.

        "Seller Indemnitees" means Seller and its Affiliates, and each of their respective shareholders, managers, members, partners, trustees, beneficiaries, directors, officers, employees, attorneys, accountants, consultants and agents, and the successors, assigns, legal representatives, heirs, devisees and donees of each of the foregoing.

        "Seller's Title Response" has the meaning set forth in Section 4.6(c).

        "Settlement Statement" has the meaning set forth in Section 10.2.

        "South Park A Improvements" means the promenade, retaining wall, stairs and other permanent improvements required within the South Park A Easement Area pursuant to and in accordance with the Entitlements, including Condition 22(c) of the PDSP Conditions.

        "South Park A Easement" has the meaning set forth in Section 2.1(b).

        "South Park A Easement Area" means the tract of land described as such in Exhibit A.

        "Survey" has the meaning set forth in Section 4.6(b).

        "Survey Defects" has the meaning set forth in Section 4.6(c).

        "Survival Period" has the meaning set forth in Section 13.5(a).

        "Taxes" means any federal, state, local or foreign, real property, personal property, sales, use, vault, ad valorem, assessments, value added or other tax, assessments, levies, charges or fees of any kind whatsoever imposed on Seller with respect to the Property or any portion thereof by any Governmental Authority, including, without limitation, any interest, penalty, or addition thereto, but expressly excluding any (i) federal, state, local or foreign income, capital gain, gross receipts, capital stock, franchise, profits, estate, gift or generation skipping tax, or (ii) transfer or similar taxes incurred with respect to the transaction contemplated in this Agreement.

        "Third-Party Claim" means, with respect to the Person in question, any claim, demand, lawsuit, arbitration or other legal or administrative action or proceeding against such Person by any other Person which is not an Affiliate of such Person.

        "Title Commitment" has the meaning set forth in Section 4.6(a).

        "Title Company" means Chicago Title Insurance Company, a Missouri corporation, through its national underwriting office at 830 East Main Street, 16th Floor, Richmond, Virginia 23219.

        "Title Exceptions" has the meaning set forth in Section 4.6(c).

        "Title Policy" has the meaning set forth in Section 8.2(c).

        "Unpermitted Exceptions" has the meaning set forth in Section 4.6(d).

5

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

        THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the "First Amendment") is made this    day of June, 2003, by and between CRESCENT POTOMAC YARD DEVELOPMENT, LLC, a Delaware limited liability company, hereinafter referred to as "Seller", and COMSTOCK POTOMAC YARD, L.C., a Virginia limited liability company, hereinafter referred to as "Purchaser".

        WHEREAS, Seller and Purchaser entered into a purchase and sale agreement with an effective date of April 25, 2003 (the "Agreement") for the purchase and sale of certain property known as Land Bay F located within a site commonly known as Potomac Yard, located in Arlington County, Virginia, as more particularly described in the Agreement; and

        WHEREAS, Seller and Purchaser desire to amend certain terms and conditions of the Agreement.

        NOW THEREFORE, for and in consideration of the mutual promises of the parties herein contained, the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

  1.
  The expiration date of the Due Diligence Period referenced in Section 4.1 of the Agreement is hereby extended to 5:00 p.m. Eastern Time, August 8, 2003.

  2.
  All other terms and conditions of the Agreement remain in full force and effect unless otherwise modified by this First Amendment.

  3.
  Unless otherwise stated herein, all terms defined in the Agreement shall have the same meaning when used in this First Amendment.

  4.
  In the event that any of the terms and/or conditions of this Amendment are inconsistent with the Agreement, the terms and/or conditions of this Amendment shall control but only to the extent of the inconsistency.

  5.
  This First Amendment may be executed in counterparts all of which when taken together shall constitute an amendment binding on all parties, signatories of the original or any counterpart. Facsimile signatures shall be binding.

  6.
  The date on which this First Amendment is accepted by the last party to accept and sign the First Amendment shall be inserted as the effective date of the First Amendment under the first paragraph hereof.

        IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement under seal as of the dates indicated below.

[SIGNATURES FOLLOW]

1

SELLER:
CRESCENT POTOMAC YARD DEVELOPMENT, LLC, a Delaware limited liability company
Date: 6/18/03	By:	/s/ DANIEL B. KOHLHEPP
	Name:	Daniel B. Kohlhepp
	Title:	President
PURCHASER:
COMSTOCK POTOMAC YARD, L.C., a Virginia limited liability company
	By:	Comstock Holding Company, Inc. a Virginia corporation Manager
Date: 6/17/03	By:	/s/ CHRISTOPHER CLEMENTE Christopher Clemente	(SEAL)
	Title:	Chief Executive Officer

2

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

        THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (the "Second Amendment") is made this 20 day of June, 2003, by and between CRESCENT POTOMAC YARD DEVELOPMENT, LLC, a Delaware limited liability company, hereinafter referred to as "Seller", and COMSTOCK POTOMAC YARD, L.C., a Virginia limited liability company, hereinafter referred to as "Purchaser".

        WHEREAS, Seller and Purchaser entered into a purchase and sale agreement with an effective date of April 25, 2003 (the "Agreement") for the purchase and sale of certain property known as Land Bay F located within a site commonly known as Potomac Yard, located in Arlington County, Virginia, as more particularly described in the Agreement; and

        WHEREAS, Seller and Purchaser desire to amend certain terms and conditions of the Agreement.

        NOW THEREFORE, for and in consideration of the mutual promises of the parties herein contained, the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

  1.
  The date on which the Additional Deposit shall be required to be posted pursuant to Section 2.2(b) of the Agreement is hereby extended to 5:00 p.m. Eastern Time, August 8, 2003.

  2.
  All other terms and conditions of the Agreement remain in full force and effect unless otherwise modified by this Second Amendment.

  3.
  Unless otherwise stated herein, all terms defined in the Agreement shall have the same meaning when used in this Second Amendment.

  4.
  In the event that any of the terms and/or conditions of this Amendment are inconsistent with the Agreement, the terms and/or conditions of this Amendment shall control but only to the extent of the inconsistency.

  5.
  This Second Amendment may be executed in counterparts all of which when taken together shall constitute an amendment binding on all parties, signatories of the original or any counterpart. Facsimile signatures shall be binding.

  6.
  The date on which this Second Amendment is accepted by the last party to accept and sign the Second Amendment shall be inserted as the effective date of the Second Amendment under the first paragraph hereof.

        IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement under seal as of the dates indicated below.

[SIGNATURES FOLLOW]

1

SELLER:
CRESCENT POTOMAC YARD DEVELOPMENT, LLC, a Delaware limited liability company
Date: 6/20/03	By:	/s/ DANIEL B. KOHLHEPP
	Name:	Daniel B. Kohlhepp
	Title:	President
PURCHASER:
COMSTOCK POTOMAC YARD, L.C., a Virginia limited liability company
	By:	Comstock Holding Company, Inc. a Virginia corporation Manager
Date: 6/20/03	By:	/s/ CHRISTOPHER CLEMENTE Christopher Clemente	(SEAL)
	Title:	Chief Executive Officer

2

THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

        THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (the "Third Amendment") is made this    day of July, 2003, by and between CRESCENT POTOMAC YARD DEVELOPMENT, LLC, a Delaware limited liability company, hereinafter referred to as "Seller", and COMSTOCK POTOMAC YARD, L.C., a Virginia limited liability company, hereinafter referred to as "Purchaser".

        WHEREAS, Seller and Purchaser entered into a purchase and sale agreement with an effective date of April 25, 2003, as amended by that First Amendment dated June 18, 2003 and further amended by that Second Amendment dated June 20, 2003, (the "Agreement") for the purchase and sale of certain property known as Land Bay F located within a site commonly known as Potomac Yard, located in Arlington County, Virginia, as more particularly described in the Agreement; and

        WHEREAS, Seller and Purchaser desire to amend certain terms and conditions of the Agreement.

        NOW THEREFORE, for and in consideration of the mutual promises of the parties herein contained, the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

  1.
  The date on which the Additional Deposit shall be required to be posted pursuant to Section 2.2(b) of the Agreement and expiration date of the Due Diligence Period referenced in Section 4.1 of the Agreement are hereby extended to 5:00 p.m. Eastern Time, August 28, 2003.

  2.
  All other terms and conditions of the Agreement remain in full force and effect unless otherwise modified by this Third Amendment.

  3.
  Unless otherwise stated herein, all terms defined in the Agreement shall have the same meaning when used in this Third Amendment.

  4.
  In the event that any of the terms and/or conditions of this Amendment are inconsistent with the Agreement, the terms and/or conditions of this Amendment shall control but only to the extent of the inconsistency.

  5.
  This Third Amendment may be executed in counterparts all of which when taken together shall constitute an amendment binding on all parties, signatories of the original or any counterpart. Facsimile signatures shall be binding.

  6.
  The date on which this Third Amendment is accepted by the last party to accept and sign the Third Amendment shall be inserted as the effective date of the Third Amendment under the first paragraph hereof.

        IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement under seal as of the dates indicated below.

[SIGNATURES FOLLOW]

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SELLER:
CRESCENT POTOMAC YARD DEVELOPMENT, LLC, a Delaware limited liability company
Date: 7/17/03	By:	/s/ DANIEL B. KOHLHEPP
	Name:	Daniel B. Kohlhepp
	Title:	President
PURCHASER:
COMSTOCK POTOMAC YARD, L.C., a Virginia limited liability company
	By:	Comstock Holding Company, Inc. a Virginia corporation Manager
Date: 7/17/03	By:	/s/ CHRISTOPHER CLEMENTE Christopher Clemente	(SEAL)
	Title:	Chief Executive Officer

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FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

        THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (the "Fourth Amendment") is made this 22 day of August, 2003, by and between CRESCENT POTOMAC YARD DEVELOPMENT, LLC, a Delaware limited liability company, hereinafter referred to as "Seller", and COMSTOCK POTOMAC YARD, L.C., a Virginia limited liability company, hereinafter referred to as "Purchaser".

        WHEREAS, Seller and Purchaser entered into a purchase and sale agreement with an effective date of April 25, 2003, as amended by that First Amendment dated June 18, 2003, further amended by that Second Amendment dated June 20, 2003, and as further amended by that Third Amendment dated July 17, 2003 (the "Agreement") for the purchase and sale of certain property known as Land Bay F located within a site commonly known as Potomac Yard, located in Arlington County, Virginia, as more particularly described in the Agreement; and

        WHEREAS, Seller and Purchaser desire to amend certain terms and conditions of the Agreement.

        NOW THEREFORE, for and in consideration of the mutual promises of the parties herein contained, the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

  1.
  The date on which the Additional Deposit shall be required to be posted pursuant to Section 2.2(b) of the Agreement and the expiration date of the Due Diligence Period referenced in Section 4.1 of the Agreement are hereby extended to 5:00 p.m. Eastern Time, September 12, 2003.

  2.
  All other terms and conditions of the Agreement remain in full force and effect unless otherwise modified by this Fourth Amendment.

  3.
  Unless otherwise stated herein, all terms defined in the Agreement shall have the same meaning when used in this Fourth Amendment.

  4.
  In the event that any of the terms and/or conditions of this Amendment are inconsistent with the Agreement, the terms and/or conditions of this Amendment shall control but only to the extent of the inconsistency.

  5.
  This Fourth Amendment may be executed in counterparts all of which when taken together shall constitute an amendment binding on all parties, signatories of the original or any counterpart. Facsimile signatures shall be binding.

  6.
  The date on which this Fourth Amendment is accepted by the last party to accept and sign the Fourth Amendment shall be inserted as the effective date of the Fourth Amendment under the first paragraph hereof.

        IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement under seal as of the dates indicated below.

[SIGNATURES FOLLOW]

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SELLER:
CRESCENT POTOMAC YARD DEVELOPMENT, LLC, a Delaware limited liability company
Date: 8/22/03	By:	/s/ DANIEL B. KOHLHEPP
	Name:	Daniel B. Kohlhepp
	Title:	President
PURCHASER:
COMSTOCK POTOMAC YARD, L.C., a Virginia limited liability company
	By:	Comstock Holding Company, Inc. a Virginia corporation Manager
Date: 8.22.03	By:	/s/ CHRISTOPHER CLEMENTE Christopher Clemente	(SEAL)
	Title:	Chief Executive Officer

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FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

        THIS FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (the "Fifth Amendment") is made this 12th day of September, 2003, by and between CRESCENT POTOMAC YARD DEVELOPMENT, LLC, a Delaware limited liability company, hereinafter referred to as "Seller", and COMSTOCK POTOMAC YARD, L.C., a Virginia limited liability company, hereinafter referred to as "Purchaser".

        WHEREAS, Seller and Purchaser entered into a purchase and sale agreement with an effective date of April 25, 2003, as amended by that First Amendment dated June 18, 2003, further amended by that Second Amendment dated June 20, 2003 as further amended by that Third Amendment dated July 17, 2003, and further amended by that Fourth Amendment dated August 22, 2003 (the "Agreement") for the purchase and sale of certain property known as Land Bay F located within a site commonly known as Potomac Yard, located in Arlington County, Virginia, as more particularly described in the Agreement; and

        WHEREAS, Seller and Purchaser desire to amend certain terms and conditions of the Agreement.

        NOW THEREFORE, for and in consideration of the mutual promises of the parties herein contained, the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

  1.
  The date on which the Additional Deposit shall be required to be posted pursuant to Section 2.2(b) of the Agreement and the expiration date of the Due Diligence Period referenced in Section 4.1 of the Agreement are hereby extended to 5:00 p.m. Eastern Time, September 19, 2003.

  2.
  All other terms and conditions of the Agreement remain in full force and effect unless otherwise modified by this Fifth Amendment.

  3.
  Unless otherwise stated herein, all terms defined in the Agreement shall have the same meaning when used in this Fifth Amendment.

  4.
  In the event that any of the terms and/or conditions of this Amendment are inconsistent with the Agreement, the terms and/or conditions of this Amendment shall control but only to the extent of the inconsistency.

  5.
  This Fifth Amendment may be executed in counterparts all of which when taken together shall constitute an amendment binding on all parties, signatories of the original or any counterpart. Facsimile signatures shall be binding.

  6.
  The date on which this Fifth Amendment is accepted by the last party to accept and sign the Fifth Amendment shall be inserted as the effective date of the Fifth Amendment under the first paragraph hereof.

        IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement under seal as of the dates indicated below.

[SIGNATURES FOLLOW]

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SELLER:
CRESCENT POTOMAC YARD DEVELOPMENT, LLC, a Delaware limited liability company
Date: 9/12/03	By:	/s/ DANIEL B. KOHLHEPP
	Name:	Daniel B. Kohlhepp
	Title:	President
PURCHASER:
COMSTOCK POTOMAC YARD, L.C., a Virginia limited liability company
	By:	Comstock Holding Company, Inc. a Virginia corporation Manager
Date: 9/12/03	By:	/s/ CHRISTOPHER CLEMENTE Christopher Clemente	(SEAL)
	Title:	Chief Executive Officer

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SIXTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

        THIS SIXTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (the "Sixth Amendment") is made this 19th day of September, 2003, by and between CRESCENT POTOMAC YARD DEVELOPMENT, LLC, a Delaware limited liability company, hereinafter referred to as "Seller", and COMSTOCK POTOMAC YARD, L.C., a Virginia limited liability company, hereinafter referred to as "Purchaser".

        WHEREAS, Seller and Purchaser entered into a purchase and sale agreement with an effective date of April 25, 2003, as amended by that First Amendment dated June 18, 2003, further amended by that Second Amendment dated June 20, 2003 as further amended by that Third Amendment dated July 17, 2003, as further amended by that Fourth Amendment dated August 22, 2003, as further amended by that Fifth Amendment dated September 12, 2003, (the "Agreement") for the purchase and sale of certain property known as Land Bay F located within a site commonly known as Potomac Yard, located in Arlington County, Virginia, as more particularly described in the Agreement; and

        WHEREAS, Seller and Purchaser desire to amend certain terms and conditions of the Agreement.

        NOW THEREFORE, for and in consideration of the mutual promises of the parties herein contained, the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

  1.
  The date on which the Additional Deposit shall be required to be posted pursuant to Section 2.2(b) of the Agreement and the expiration date of the Due Diligence Period referenced in Section 4.1 of the Agreement are hereby extended to 5:00 p.m. Eastern Time, October 3, 2003.

  2.
  All other terms and conditions of the Agreement remain in full force and effect unless otherwise modified by this Sixth Amendment.

  3.
  Unless otherwise stated herein, all terms defined in the Agreement shall have the same meaning when used in this Sixth Amendment.

  4.
  In the event that any of the terms and/or conditions of this Amendment are inconsistent with the Agreement, the terms and/or conditions of this Amendment shall control but only to the extent of the inconsistency.

  5.
  This Sixth Amendment may be executed in counterparts all of which when taken together shall constitute an amendment binding on all parties, signatories of the original or any counterpart. Facsimile signatures shall be binding.

  6.
  The date on which this Sixth Amendment is accepted by the last party to accept and sign the Sixth Amendment shall be inserted as the effective date of the Sixth Amendment under the first paragraph hereof.

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        IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement under seal as of the dates indicated below.

SELLER:
CRESCENT POTOMAC YARD DEVELOPMENT, LLC, a Delaware limited liability company
Date: 9/19/03	By:	/s/ DANIEL B. KOHLHEPP
	Name:	Daniel B. Kohlhepp
	Title:	President
PURCHASER:
COMSTOCK POTOMAC YARD, L.C., a Virginia limited liability company
	By:	Comstock Holding Company, Inc. a Virginia corporation Manager
Date: 9.18.03	By:	/s/ CHRISTOPHER CLEMENTE Christopher Clemente	(SEAL)
	Title:	Chief Executive Officer

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SEVENTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

        THIS SEVENTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (the "Seventh Amendment") is made this 3rd day of October, 2003, by and between CRESCENT POTOMAC YARD DEVELOPMENT, LLC, a Delaware limited liability company ("Seller"), and COMSTOCK POTOMAC YARD, L.C., a Virginia limited liability company ("Purchaser").

Recitals

        R-1  Seller and Purchaser are parties to a Purchase and Sale Agreement with an effective date of April 25, 2003, which has been amended by (a) First Amendment dated June 18, 2003, (b) Second Amendment dated June 20, 2003, (c) Third Amendment dated July 17, 2003, (d) Fourth Amendment dated August 22, 2003; (e) Fifth Amendment dated September 12, 2003; and (f) Sixth Amendment dated September 19, 2003 (the "Agreement").

        R-2  Seller and Purchaser desire to amend further the terms and conditions of the Agreement.

        NOW, THEREFORE, for and in consideration of the mutual promises of the parties herein contained, the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Agreement is hereby amended as follows:

          1.     Section 3.3 is hereby amended to read in its entirety, as follows:

            3.3    Payment of Purchase Price.

            (a)   Purchaser shall deliver to Escrow Agent at the Closing, for disbursement to Seller, by wire transfer of immediately available U.S. Federal funds, Five Million, One Hundred Fifty Thousand and 00/100 Dollars ($5,150,000.00). The foregoing payment shall be adjusted for the Prorations pursuant to Section 10.1.

            (b)   The balance of the Purchase Price ($16,000,000.00) shall be payable at the Closing by a nonrecourse, unsubordinated purchase money promissory note in the form attached as Exhibit J (the "Note") from Buyer to Seller at the Closing, to be secured by a first priority purchase money deed of trust and security agreement in the form attached as Exhibit K (the "Deed of Trust").

          2.     All references in the Agreement to an "Infrastructure Escrow Agreement," the form of which was to be negotiated and attached as Exhibit G to the Agreement, are hereby deleted. No Infrastructure Escrow Agreement shall be required as a Closing Document or condition of Closing.

          3.     Seller hereby authorizes Purchaser to communicate with Chubb Group of Insurance Companies, and its agent, for the purpose of seeking an endorsement to the environmental site liability insurance policy referred to in Section 8.2 of the Agreement, confirming that construction delays occasioned by a pollution incident or the remediation of a pollution incident would be covered under the policy. Seller agrees to make the appropriate introductions and to facilitate Purchaser's communications with the insurer and its agent; however, obtaining such an endorsement shall not be an obligation of Seller or a condition of Closing.

          4.     Purchaser shall be entitled, without an increase in the Purchase Price, to design, construct, market and lease or sell up to eighty thousand (80,000) square feet of GFA as retail space on the Property, provided that such use is approved by the applicable Governmental Authorities as bonus density so as not to decrease the retail density allocated to the remainder of the Potomac Yard site or require as offsetting increase in residential density on the remainder of the Potomac Yard site.

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          5.     With respect to the Seller Closing Conditions, Seller has no knowledge, as of the date of this Seventh Amendment, that any facts or circumstances exist which would cause the conditions set forth in Section 8.1 or 8.3 of the Agreement not to be satisfied by the Outside Closing Date.

          6.     With respect to the Purchases Closing Conditions, Purchaser has no knowledge, as of the date of this Seventh Amendment, that any facts or circumstances exist which would cause the conditions set forth in Section 8.1 or 8.2 of the Agreement not to be satisfied by the Outside Closing Date.

          7.     The form of the documents to be negotiated during the Due Diligence Period and added as Exhibit C (Development Agreement), Exhibit E (Master Declaration), Exhibit F (Deed of Easement) and Exhibit H (Declaration of Restriction) pursuant to Section 8.1(c) have been agreed upon.

          8.     All other terms and conditions of the Agreement remain in full force and effect unless otherwise modified by this Seventh Amendment.

          9.     Unless otherwise stated herein, all terms defined in the Agreement shall have the same meaning when used in this Seventh Amendment.

          10.   In the event that any of the terms and/or conditions of this Seventh Amendment, the terms and/or conditions of this Amendment shall control, but only to the extent of the inconsistency.

          11.   This Seventh Amendment may be executed in counterparts all of which when taken together shall constitute an amendment binding on all parties, signatories of the original or any counterpart. Facsimile signatures shall be binding.

          12.   The date on which this Seventh Amendment is accepted by the last party to accept and sign the Seventh Amendment shall be inserted as the effective date of the Seventh Amendment under the first paragraph hereof.

        IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Seventh Amendment as of the dates indicated below.

SELLER:
CRESCENT POTOMAC YARD DEVELOPMENT, LLC
Date: October 3, 2003	By:	/s/ DANIEL B. KOHLHEPP Daniel B. Kohlhepp, President
PURCHASER:
COMSTOCK POTOMAC YARD, L.C.
Date: October 3, 2003	By:	Comstock Holding Company, Inc. Manager
	By:	/s/ CHRISTOPHER CLEMENTE Christopher Clemente, Chief Executive Officer

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PURCHASE AND SALE AGREEMENT
FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT
FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT
FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT
SIXTH AMENDMENT TO PURCHASE AND SALE AGREEMENT
SEVENTH AMENDMENT TO PURCHASE AND SALE AGREEMENT